Exhibit 23.1
March 8, 2004


Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements of WaveRider Communications Inc. on Form S-8 (File Nos 333-49464, 333-34647, 333-49454, 333-30140, 333-107883), on Form S-2 (File no. 333-107885)
and on Form S-3 (File Nos 333-70114, 333-52834, 333-67634, 333-70821) of our
report dated February 7, 2004 relating to the consolidated financial statements for the year ending December 31, 2003, which is part of this Form 10-KSB.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts, U.S.A.